SHARES FOR NOTE EXCHANGE AGREEMENT

Dated as of April 30, 2019

This Shares for Note Exchange Agreement, (the “Agreement”) is entered into as of the date first set forth above (the “Closing Date”), by and among Orbital Tracking Corp., a Nevada corporation (the “Company”), and the shareholder of the Company as set forth on the signature page hereto (the “Shareholder”). Each of the Company and Shareholder may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, Shareholder owns certain shares of preferred stock of the Company as set forth in the stock power as attached hereto as Exhibit B (the “Shares”) and now desires to exchange the Shares for a promissory note of the Company as attached hereto as Exhibit A (the “Note”), and the Company is willing to undertake such exchange and the other transactions as set forth herein (the “Exchange);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	The closing of the Exchange (the “Closing”) shall occur on the Closing Date simultaneously with the execution of this Agreement by both Parties. On the terms and subject to the conditions set forth in this Agreement, on and effective as of the Closing Date, (i) the Shareholder hereby assigns, transfers and delivers to the Company, the Shares, free and clear of all security interests, liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, via delivery of the stock power as attached hereto as Exhibit B to the Company, and (ii) in exchange for the transfer of such Shares, the Company hereby issues the Note to the Shareholder. The Parties acknowledge and agree that the Shares are uncertificated.

2.	Shareholder hereby represents and warrants to the Company, as follows:

(i)	The Shareholder is the record and beneficial owner, and has good title to the Shares with the right and authority to sell and deliver such Shares free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. The Shareholder has not granted any rights or title to the Shares to any other person or entity, and no other person or entity has any right to purchase or receive any of the Shares. The Shareholder has the power and authority to transfer the Shares to the Company as contemplated pursuant to the terms of this Agreement and upon delivery of the stock power as attached hereto, the Company will receive good title to the Shares.

(ii)	The Shareholder has the legal power, capacity and authority to execute and deliver this Agreement, to consummate the Exchange, and to perform the Shareholder’s obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof.

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(iii)	The Shareholder is an “accredited investor” as that term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission under Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and Shareholder understands and acknowledges that the Company is relying upon such representation to qualify for the exemption from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D. The Shareholder is acquiring the Note for investment for such Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Shareholder can bear the economic risk of the investment in the Note and possesses such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of the investment in the Note. Shareholder acknowledges that Shares has received and carefully reviewed such information as such Shareholder has deemed necessary to evaluate an investment in the Note and that Shareholder has been furnished all materials that Shareholder has requested relating to the Company and the issuance of the Note hereunder, and that Shareholder has been afforded the opportunity to ask questions of the Company’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholder.

3.	Miscellaneous.

(i)	This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nevada, without application of the conflicts of laws provisions thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Palm Beach County, Florida (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(ii)	Any term or provision of this Agreement which is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or thereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. This Agreement and the Note constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, whether written or oral, of the Parties.

(iii)	From time to time each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Each Party’s representations and warranties hereunder shall survive the Closings.

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(iv)	This Agreement may be amended, and the observance of any term hereof may be waived only upon the written consent of both Parties. Neither this Agreement nor the Note may be assigned or transferred, directly or indirectly, by Shareholder to any person or entity without the prior written consent of the Company. Any purported transfer or assigning in violation of this section shall be null and void. Other than as specifically set forth herein, each Party shall pay its own costs and expenses (including attorneys’ fees) in connection with the preparation and closing of the transactions contemplated by this Agreement, the Notes and the Warrants.

(v)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

Orbital Tracking Corp.
Attn: David Phipps
18851 NE 29th Avenue, Suite 700
Aventura, FL 33180
Email: dphipps@gtc.co.uk

If to the Shareholder, to the Shareholder’s address in the books and records of the Company.

(vi)	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the Closing Date.

Orbital Tracking Corp.

By:
Name:	David Phipps
Title:	Chief Executive Officer

Shareholder Name:

By:
Name:
Title:

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Exhibit A

Promissory Note

(Attached)

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Exhibit B

Stock Power

Shareholder Name:

Class(es) and Number(s) of Shares of Stock Being Transferred:

Series of Preferred Stock	Number of Preferred Shares

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the person or entity set forth above (“Shareholder”) hereby assigns, transfers, and conveys to Orbital Tracking Corp., a Nevada corporation (the “Corporation”), all of Shareholder’s right, title, and interest in and to the class(es) and number(s) of shares of the Company as set forth above (the “Shares”), and hereby irrevocably appoints the President, Secretary and other officers of the Company as Shareholder’s attorney-in-fact to transfer said Shares on the books of the Company, with full power of substitution in the premises.

Date: April 30, 2019

Shareholder Name:

By:
Name:
Title:

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